EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for Second Quarter of 2019

BIRMINGHAM, Ala., July 15, 2019 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the three and six months ended June 30, 2019.

SECOND QUARTER 2019 HIGHLIGHTS:

  Loans increased 19%, annualized, on a linked quarter basis and 14% year-over-year, respectively
  Deposits increased 18%, annualized, on a linked quarter basis and 22% year-over-year, respectively
  Diluted EPS was $0.66 for the second quarter of 2019 compared to $0.62 for the second quarter of 2018
  Efficiency ratio improved to 34.3% compared to previous quarter
FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending June 30, 2019	Period Ending March 31, 2019	% Change From Period Ending March 31, 2019 to Period Ending June 30, 2019	Period Ending June 30, 2018	% Change From Period Ending June 30, 2018 to Period Ending June 30, 2019
QUARTERLY OPERATING RESULTS
Net Income	$35,633	$35,010	2%	$33,540	6%
Net Income Available to Common Stockholders	$35,602	$35,010	2%	$33,509	6%
Diluted Earnings Per Share	$0.66	$0.65	2%	$0.62	6%
Return on Average Assets	1.69%	1.75%		1.91%
Return on Average Common Stockholders' Equity	18.72%	19.42%		20.89%
Average Diluted Shares Outstanding	54,089,107	54,076,538		54,196,023

YEAR-TO-DATE OPERATING RESULTS
Net Income	$70,643			$66,143	7%
Net Income Available to Common Stockholders	$70,612			$66,112	7%
Diluted Earnings Per Share	$1.31			$1.22	7%
Return on Average Assets	1.72%			1.91%
Return on Average Common Stockholders' Equity	19.06%			21.13%
Average Diluted Shares Outstanding	54,082,857			54,189,746

BALANCE SHEET
Total Assets	$8,740,237	$8,310,836	5%	$7,084,562	23%
Loans	6,967,886	6,659,908	5%	6,129,649	14%
Non-interest-bearing Demand Deposits	1,576,959	1,572,703	-%	1,481,447	6%
Total Deposits	7,404,794	7,083,666	5%	6,085,682	22%
Stockholders' Equity	778,957	745,586	4%	655,114	19%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $35.6 million for the quarter ended June 30, 2019, compared to net income and net income available to common stockholders of $33.5 million for the same quarter in 2018.  Basic and diluted earnings per common share were $0.67 and $0.66, respectively, for the second quarter of 2019, compared to $0.63 and $0.62, respectively, for the second quarter of 2018.

Annualized return on average assets was 1.69% and annualized return on average common stockholders’ equity was 18.72% for the second quarter of 2019, compared to 1.91% and 20.89%, respectively, for the second quarter of 2018.

Net interest income was $70.1 million for the second quarter of 2019, compared to $68.8 million for the first quarter of 2019 and $64.5 million for the second quarter of 2018.  The net interest margin in the second quarter of 2019 was 3.44% compared to 3.56% in the first quarter of 2019 and 3.82% in the second quarter of 2018.  Linked quarter increases in average rates paid on deposits drove an unfavorable rate change while increases in average balances in loans and equity drove favorable volume change.

Average loans for the second quarter of 2019 were $6.79 billion, an increase of $187.6 million, or 11% annualized, over average loans of $6.60 billion for the first quarter of 2019, and an increase of $800.4 million, or 13%, over average loans of $5.99 billion for the second quarter of 2018.

Average total deposits for the second quarter of 2019 were $7.18 billion, an increase of $203.0 million, or 12% annualized, over average total deposits of $6.98 billion for the first quarter of 2019, and an increase of $1.14 billion, or 19%, over average total deposits of $6.04 billion for the second quarter of 2018.

Non-performing assets to total assets were 0.46% for the second quarter of 2019, an increase of five basis points compared to 0.41% for the first quarter of 2019 and an increase of 23 basis points compared to 0.23% for the second quarter of 2018.  Net charge-offs to average loans was 0.22%, a two basis point increase compared to 0.20% for the first quarter of 2019 and an increase of nine basis points compared to 0.13% for the second quarter of 2018.  We recorded a $4.9 million provision for loan losses in the second quarter of 2019 compared to $4.9 million in the first quarter of 2019 and $4.1 million in the second quarter of 2018.  The allowance for loan loss as a percentage of total loans was 1.02% at June 30, 2019, a decrease of 3 basis points compared to 1.05% at March 31, 2019 and June 30, 2018, respectively.  In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income for the second quarter of 2019 increased $837,000, or 17%, to $5.8 million from $4.9 million in the second quarter of 2018.  Deposit service charges increased $133,000 in the second quarter of 2019, or 8%, compared to the second quarter of 2018.  The number of transaction deposit accounts increased approximately 8% from June 30, 2018 to June 30, 2019.  Mortgage banking revenue increased $298,000, or 38%, from the second quarter of 2018 to the second quarter of 2019.  Mortgage loan originations increased approximately 28% during the second quarter of 2019 when compared to the same quarter in 2018.  Credit card revenue increased $380,000, or 28%, to $1.7 million during the second quarter of 2019, compared to $1.3 million during the second quarter of 2018.  The number of accounts increased approximately 35% and the aggregate amount of sales on all accounts increased 28% during the second quarter of 2019.  Other income for the second quarter of 2019 increased $40,000, or 11%, to $392,000 from $352,000 in the second quarter of 2018.

Non-interest expense for the second quarter of 2019 increased $2.5 million, or 11%, to $26.0 million from $23.5 million in the second quarter of 2018, and increased $696,000, or 3%, on a linked quarter basis.  Salary and benefit expense for the second quarter of 2019 increased $1.2 million, or 10%, to $14.3 million from $13.1 million in the second quarter of 2018, and increased $74,000, or 1%, on a linked quarter basis. The number of FTE employees increased from 447 at June 30, 2018 to 495 at June 30, 2019, or 11%.  Equipment and occupancy expense increased $174,000, or 8%, to $2.3 million in the second quarter of 2019, from $2.1 million in the second quarter of 2018, and increased $28,000 on a linked-quarter basis.  Professional services expense increased $267,000, or 29%, to $1.2 million in the second quarter of 2019, from $924,000 in the second quarter of 2018, and increased $197,000, or 20%, from $994,000 on a linked-quarter basis.  FDIC and other regulatory assessments decreased $78,000, or 7%, to $1.1 million in the second quarter of 2019, from $1.1 million in the second quarter of 2018.  Lower assessment rates result from the FDIC’s Bank Insurance Fund reaching their targeted level of 1.35%.  Expenses associated with other real estate owned increased $52,000, or 33%, to $212,000 in the second quarter of 2019, from $160,000 in the second quarter of 2018.  Updated appraisals resulted in some write-downs in values of properties.  Other operating expenses for the second quarter of 2019 increased $874,000, or 15%, to $6.9 million from $6.0 million in the second quarter of 2018, and increased $145,000, or 2%, on a linked-quarter basis.  Increases in business development and Federal Reserve Bank service charges contributed to this increase in other operating expenses.  The efficiency ratio was 34.30% during the second quarter of 2019 compared to 33.82% during the second quarter of 2018 and compared to 34.35% during the first of 2019.

Income tax expense increased $1.0 million, or 12%, to $9.3 million in the second quarter of 2019, compared to $8.3 million in the second quarter of 2018.  Our effective tax rate was 20.74% for the second quarter of 2019 compared to 19.86% for the second quarter of 2018.  We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the second quarters of 2019 and 2018 of $186,000 and $457,000, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	At June 30, 2019	At March 31, 2019	At December 31, 2018	At September 30, 2018	At June 30, 2018
Book value per share - GAAP	$14.55	$13.94	$13.40	$12.81	$12.33
Total common stockholders' equity - GAAP	778,957	745,586	715,203	681,510	655,114
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,314	14,381	14,449	14,517	14,584
Tangible common stockholders' equity - non-GAAP	$764,643	$731,205	$700,754	$666,993	$640,530
Tangible book value per share - non-GAAP	$14.29	$13.67	$13.13	$12.54	$12.05

Stockholders' equity to total assets - GAAP	8.91%	8.97%	8.93%	9.07%	9.25%
Total assets - GAAP	$8,740,237	$8,310,836	$8,007,382	$7,517,833	$7,084,562
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,314	14,381	14,449	14,517	14,584
Total tangible assets - non-GAAP	$8,725,923	$8,296,455	$7,992,933	$7,503,316	$7,069,978
Tangible common equity to total tangible assets - non-GAAP	8.76%	8.81%	8.77%	8.89%	9.06%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Sarasota and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com  or by calling (205) 949-0302.

CONTACT: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands except share and per share data)
	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018
CONSOLIDATED STATEMENT OF INCOME
Interest income	$97,787	$93,699	$90,164	$84,058	$78,396
Interest expense	27,702	24,921	21,306	17,195	13,874
Net interest income	70,085	68,778	68,858	66,863	64,522
Provision for loan losses	4,884	4,885	6,518	6,624	4,121
Net interest income after provision for loan losses	65,201	63,893	62,340	60,239	60,401
Non-interest income	5,778	4,942	5,019	5,065	4,941
Non-interest expense	26,022	25,326	22,701	22,624	23,492
Income before income tax	44,957	43,509	44,658	42,680	41,850
Provision for income tax	9,324	8,499	8,421	8,120	8,310
Net income	35,633	35,010	36,237	34,560	33,540
Preferred stock dividends	31	-	32	-	31
Net income available to common stockholders	$35,602	$35,010	$36,205	$34,560	$33,509
Earnings per share - basic	$0.67	$0.65	$0.68	$0.65	$0.63
Earnings per share - diluted	$0.66	$0.65	$0.67	$0.64	$0.62
Average diluted shares outstanding	54,089,107	54,076,538	54,109,450	54,191,222	54,196,023

CONSOLIDATED BALANCE SHEET DATA
Total assets	$8,740,237	$8,310,836	$8,007,382	$7,517,833	$7,084,562
Loans	6,967,886	6,659,908	6,533,499	6,363,531	6,129,649
Debt securities	658,221	631,946	590,184	578,271	583,799
Non-interest-bearing demand deposits	1,576,959	1,572,703	1,557,341	1,504,447	1,481,447
Total deposits	7,404,794	7,083,666	6,915,708	6,505,351	6,085,682
Borrowings	64,684	64,675	64,666	64,657	64,648
Stockholders' equity	$778,957	$745,586	$715,203	$681,510	$655,114

Shares outstanding	53,526,882	53,495,208	53,375,195	53,197,807	53,150,733
Book value per share	$14.55	$13.94	$13.40	$12.81	$12.33
Tangible book value per share (1)	$14.29	$13.67	$13.13	$12.54	$12.05

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.44%	3.56%	3.63%	3.77%	3.82%
Return on average assets	1.69%	1.75%	1.85%	1.87%	1.91%
Return on average common stockholders' equity	18.72%	19.42%	21.13%	20.42%	20.89%
Efficiency ratio	34.30%	34.35%	30.73%	31.45%	33.82%
Non-interest expense to average earning assets	1.28%	1.31%	1.20%	1.27%	1.39%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.18%	10.30%	10.12%	10.08%	10.08%
Tier 1 capital to risk-weighted assets	10.19%	10.30%	10.13%	10.09%	10.08%
Total capital to risk-weighted assets	12.02%	12.21%	12.05%	12.05%	12.10%
Tier 1 capital to average assets	9.00%	9.03%	9.07%	9.28%	9.21%
Tangible common equity to total tangible assets (1)	8.76%	8.81%	8.77%	8.89%	9.06%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2019	June 30, 2018	% Change
ASSETS
Cash and due from banks	$68,841	$68,344	1%
Interest-bearing balances due from depository institutions	409,052	81,742	400%
Federal funds sold	408,289	15,585	2,520%
Cash and cash equivalents	886,182	165,671	435%
Available for sale debt securities, at fair value	657,971	583,549	13%
Held to maturity debt securities (fair value of $250 at June 30, 2019 and June 30, 2018)	250	250	-%
Mortgage loans held for sale	9,446	4,605	105%
Loans	6,967,886	6,129,649	14%
Less allowance for loan losses	(71,386)	(64,239)	11%
Loans, net	6,896,500	6,065,410	14%
Premises and equipment, net	57,195	58,299	(2)%
Goodwill and other identifiable intangible assets	14,314	14,584	(2)%
Other assets	218,379	192,194	14%
Total assets	$8,740,237	$7,084,562	23%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,576,959	$1,481,447	6%
Interest-bearing	5,827,835	4,604,235	27%
Total deposits	7,404,794	6,085,682	22%
Federal funds purchased	459,449	262,659	75%
Other borrowings	64,684	64,648	-%
Other liabilities	32,353	16,459	97%
Total liabilities	7,961,280	6,429,448	24%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
June 30, 2019 and June 30, 2018	-	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 53,526,882 shares issued and outstanding at June 30, 2019, and 53,150,733 shares issued and outstanding
at June 30, 2018	54	53	2%
Additional paid-in capital	218,658	217,765	-%
Retained earnings	555,425	443,972	25%
Accumulated other comprehensive income (loss)	4,318	(7,178)	NM
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	778,455	654,612	19%
Noncontrolling interest	502	502	-%
Total stockholders' equity	778,957	655,114	19%
Total liabilities and stockholders' equity	$8,740,237	$7,084,562	23%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Interest income:
Interest and fees on loans	$88,610	$73,620	$174,134	$143,294
Taxable securities	4,193	3,127	7,939	5,872
Nontaxable securities	393	623	839	1,279
Federal funds sold	1,998	694	3,217	1,245
Other interest and dividends	2,593	332	5,357	715
Total interest income	97,787	78,396	191,486	152,405
Interest expense:
Deposits	24,240	11,714	46,385	21,335
Borrowed funds	3,462	2,160	6,238	4,112
Total interest expense	27,702	13,874	52,623	25,447
Net interest income	70,085	64,522	138,863	126,958
Provision for loan losses	4,884	4,121	9,769	8,260
Net interest income after provision for loan losses	65,201	60,401	129,094	118,698
Non-interest income:
Service charges on deposit accounts	1,786	1,653	3,488	3,238
Mortgage banking	1,087	789	1,662	1,307
Credit card income	1,741	1,361	3,317	2,616
Securities (losses) gains	(6)	-	(6)	4
Increase in cash surrender value life insurance	778	786	1,540	1,563
Other operating income	392	352	719	629
Total non-interest income	5,778	4,941	10,720	9,357
Non-interest expense:
Salaries and employee benefits	14,339	13,098	28,604	26,394
Equipment and occupancy expense	2,287	2,113	4,546	4,067
Professional services	1,191	924	2,185	1,729
FDIC and other regulatory assessments	1,081	1,159	2,100	2,292
Other real estate owned expense	212	160	234	476
Other operating expense	6,912	6,038	13,679	11,593
Total non-interest expense	26,022	23,492	51,348	46,551
Income before income tax	44,957	41,850	88,466	81,504
Provision for income tax	9,324	8,310	17,823	15,361
Net income	35,633	33,540	70,643	66,143
Dividends on preferred stock	31	31	31	31
Net income available to common stockholders	$35,602	$33,509	$70,612	$66,112
Basic earnings per common share	$0.67	$0.63	$1.32	$1.24
Diluted earnings per common share	$0.66	$0.62	$1.31	$1.22

LOANS BY TYPE (UNAUDITED)
(In thousands)

	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018
Commercial, financial and agricultural	$2,633,529	$2,522,136	$2,513,225	$2,478,788	$2,345,879
Real estate - construction	603,779	556,219	533,192	543,611	522,788
Real estate - mortgage:
Owner-occupied commercial	1,538,279	1,500,595	1,463,887	1,430,111	1,383,882
1-4 family mortgage	630,963	629,285	621,634	610,460	584,133
Other mortgage	1,496,512	1,394,611	1,337,068	1,236,954	1,225,906
Subtotal: Real estate - mortgage	3,665,754	3,524,491	3,422,589	3,277,525	3,193,921
Consumer	64,824	57,062	64,493	63,607	67,061
Total loans	$6,967,886	$6,659,908	$6,533,499	$6,363,531	$6,129,649

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018
Allowance for loan losses:
Beginning balance	$70,207	$68,600	$66,879	$64,239	$62,050
Loans charged off:
Commercial, financial and agricultural	3,610	3,037	4,685	3,923	1,732
Real estate - mortgage	169	50	173	48	440
Consumer	63	218	72	76	47
Total charge offs	3,842	3,305	4,930	4,047	2,219
Recoveries:
Commercial, financial and agricultural	117	12	120	52	173
Real estate - construction	-	1	4	4	97
Real estate - mortgage	4	7	1	1	2
Consumer	16	7	8	6	15
Total recoveries	137	27	133	63	287
Net charge-offs	3,705	3,278	4,797	3,984	1,932
Provision for loan losses	4,884	4,885	6,518	6,624	4,121
Ending balance	$71,386	$70,207	$68,600	$66,879	$64,239

Allowance for loan losses to total loans	1.02%	1.05%	1.05%	1.05%	1.05%
Allowance for loan losses to total average
loans	1.05%	1.06%	1.07%	1.07%	1.07%
Net charge-offs to total average loans	0.22%	0.20%	0.30%	0.25%	0.13%
Provision for loan losses to total average
loans	0.29%	0.30%	0.40%	0.42%	0.28%
Nonperforming assets:
Nonaccrual loans	$21,840	$22,154	$21,926	$9,153	$8,022
Loans 90+ days past due and accruing	10,299	5,021	5,844	5,714	6,081
Other real estate owned and
repossessed assets	5,649	5,480	5,169	5,714	5,937
Total	$37,788	$32,655	$32,939	$20,581	$20,040

Nonperforming loans to total loans	0.46%	0.41%	0.43%	0.23%	0.23%
Nonperforming assets to total assets	0.43%	0.39%	0.41%	0.27%	0.28%
Nonperforming assets to earning assets	0.44%	0.40%	0.43%	0.28%	0.29%
Reserve for loan losses to nonaccrual loans	326.86%	316.90%	312.87%	730.68%	800.79%

Restructured accruing loans	$2,742	$2,742	$3,073	$15,495	$15,572

Restructured accruing loans to total loans	0.04%	0.04%	0.04%	0.24%	0.25%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018
Beginning balance:	$12,289	$14,555	$16,584	$17,257	$18,792
Additions	-	-	-	100	-
Net (paydowns) / advances	(12)	(766)	(11)	(177)	(267)
Charge-offs	(993)	(1,500)	(2,018)	(596)	(1,268)
	$11,284	$12,289	$14,555	$16,584	$17,257

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	2nd Quarter 2019	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018
Interest income:
Interest and fees on loans	$88,610	$85,524	$83,085	$78,991	$73,620
Taxable securities	4,193	3,746	3,506	3,276	3,127
Nontaxable securities	393	446	544	583	623
Federal funds sold	1,998	1,219	966	892	694
Other interest and dividends	2,593	2,764	2,063	316	332
Total interest income	97,787	93,699	90,164	84,058	78,396
Interest expense:
Deposits	24,240	22,145	18,957	15,210	11,714
Borrowed funds	3,462	2,776	2,349	1,985	2,160
Total interest expense	27,702	24,921	21,306	17,195	13,874
Net interest income	70,085	68,778	68,858	66,863	64,522
Provision for loan losses	4,884	4,885	6,518	6,624	4,121
Net interest income after provision for loan losses	65,201	63,893	62,340	60,239	60,401
Non-interest income:
Service charges on deposit accounts	1,786	1,702	1,714	1,595	1,653
Mortgage banking	1,087	575	688	789	789
Credit card income	1,741	1,576	1,521	1,414	1,361
Securities gains	(6)	-	-	186	-
Increase in cash surrender value life insurance	778	762	780	787	786
Other operating income	392	327	316	294	352
Total non-interest income	5,778	4,942	5,019	5,065	4,941
Non-interest expense:
Salaries and employee benefits	14,339	14,265	12,385	13,070	13,098
Equipment and occupancy expense	2,287	2,259	2,163	2,193	2,113
Professional services	1,191	994	1,064	853	924
FDIC and other regulatory assessments	1,081	1,019	902	675	1,159
Other real estate owned expense	212	22	25	289	160
Other operating expense	6,912	6,767	6,162	5,544	6,038
Total non-interest expense	26,022	25,326	22,701	22,624	23,492
Income before income tax	44,957	43,509	44,658	42,680	41,850
Provision for income tax	9,324	8,499	8,421	8,120	8,310
Net income	35,633	35,010	36,237	34,560	33,540
Dividends on preferred stock	31	-	32	-	31
Net income available to common stockholders	$35,602	$35,010	$36,205	$34,560	$33,509
Basic earnings per common share	$0.67	$0.65	$0.68	$0.65	$0.63
Diluted earnings per common share	$0.66	$0.65	$0.67	$0.64	$0.62

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	2nd Quarter 2019		1st Quarter 2019		4th Quarter 2018		3rd Quarter 2018		2nd Quarter 2018
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$6,756,927	5.24%	$6,570,920	5.26%	$6,403,139	5.13%	$6,203,372	5.03%	$5,958,377	4.94%
Tax-exempt (2)	32,124	3.83	30,577	3.81	29,656	3.26	30,005	3.94	30,246	3.94
Total loans, net of
unearned income	6,789,051	5.23	6,601,497	5.25	6,432,795	5.12	6,233,377	5.03	5,988,623	4.93
Mortgage loans held for sale	5,208	3.85	1,614	6.53	3,364	3.30	3,538	4.15	3,770	4.26
Debt securities:
Taxable	565,491	2.97	518,955	2.89	498,138	2.82	482,571	2.72	475,777	2.63
Tax-exempt (2)	77,364	2.10	87,537	2.12	98,027	2.34	105,592	2.45	112,145	2.60
Total securities (3)	642,855	2.86	606,492	2.78	596,165	2.74	588,163	2.67	587,922	2.62
Federal funds sold	323,714	2.48	192,690	2.57	156,884	2.44	163,453	2.17	141,915	1.96
Interest-bearing balances with banks	411,481	2.53	438,099	2.56	334,065	2.45	61,867	2.03	73,714	1.81
Total interest-earning assets	$8,172,309	4.80%	$7,840,392	4.85%	$7,524,152	4.76%	$7,051,391	4.74%	$6,796,966	4.64%
Non-interest-earning assets:
Cash and due from banks	76,988		74,430		74,272		76,800		68,190
Net premises and equipment	58,607		58,852		58,521		58,873		59,262
Allowance for loan losses, accrued
interest and other assets	156,264		149,941		128,933		128,843		130,607
Total assets	$8,464,168		$8,123,615		$7,784,999		$7,314,914		$7,054,003

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$909,847	0.88%	$942,686	0.86%	$908,416	0.74%	$819,807	0.67%	$827,540	0.56%
Savings	54,391	0.57	54,086	0.55	52,443	0.54	53,835	0.52	54,842	0.34
Money market	3,932,459	1.88	3,758,162	1.78	3,537,522	1.56	3,305,293	1.33	3,089,595	1.10
Time deposits	694,414	2.16	698,976	2.06	687,361	1.92	643,260	1.65	596,450	1.36
Total interest-bearing deposits	5,591,111	1.74	5,453,910	1.65	5,185,742	1.45	4,822,195	1.25	4,568,427	1.03
Federal funds purchased	418,486	2.57	312,989	2.59	263,125	2.36	229,016	2.09	295,309	1.87
Other borrowings	64,680	4.84	64,671	4.90	64,665	4.79	64,652	4.79	64,699	4.85
Total interest-bearing liabilities	$6,074,277	1.83%	$5,831,570	1.73%	$5,513,532	1.53%	$5,115,863	1.33%	$4,928,435	1.13%
Non-interest-bearing liabilities:
Non-interest-bearing
checking	1,591,722		1,524,502		1,551,366		1,511,410		1,469,194
Other liabilities	35,161		36,362		40,185		16,333		13,079
Stockholders' equity	763,742		735,611		689,525		678,839		650,641
Accumulated other comprehensive
loss	(734)		(4,430)		(9,609)		(7,531)		(7,346)
Total liabilities and
stockholders' equity	$8,464,168		$8,123,615		$7,784,999		$7,314,914		$7,054,003
Net interest spread		2.97%		3.12%		3.23%		3.41%		3.51%
Net interest margin		3.44%		3.56%		3.63%		3.77%		3.82%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)	Unrealized losses on available-for-sale debt securities are excluded from the yield calculation.